Exhibit 21.1
Subsidiaries of Accelerant Holdings1

Name of Subsidiary	Jurisdiction
2WJ, LLC	US
Accelerant Agency (UK) Limited	UK
Accelerant Agency Canada Ltd.	Canada
Accelerant Agency Limited	Ireland
Accelerant Canada Services, Inc.	Canada
Accelerant Canada Holdings, Inc.	Canada
Accelerant Captive Re, Inc.	US
Accelerant Distribution Holdings Limited	Malta
Accelerant Holdings (Cayman) Ltd.	Cayman Islands
Accelerant Holdings UK Ltd.	UK
Accelerant Insurance Company of Canada	Canada
Accelerant Insurance Europe SA	Belgium
Accelerant Insurance UK Limited	UK
Accelerant Intermediary Services, Inc.	US
Accelerant International Holdings Corp.	US
Accelerant Investments (Cayman) Ltd.	Cayman Islands
Accelerant Malta Holdings Limited	Malta
Accelerant National Insurance Company	US
Accelerant Re (Cayman) Ltd.	Cayman Islands
Accelerant Re I.I.	US
Accelerant Services (Ireland) Limited	Ireland
Accelerant Risk Exchange, LLC	US
Accelerant Services Bermuda Ltd.	Bermuda
Accelerant Services (Malta) Limited	Malta
Accelerant Services UK Limited	UK
Accelerant Specialty Insurance Company	US
Accelerant Underwriting Holdings Limited	Bermuda
Accelerant Underwriting Holdings UK Limited	UK
Accelerant Underwriting Managers, Inc.	US
Accelerant US Distribution Holdings, LLC	US
Accelerant US Holdings, LLC	US
Accelerant US Services Company Holdings, LLC	US
Accelerant US Services Company, LLC	US
AEUM Acquisition Co., LLC	US
Amulet Specialty Limited	UK
Agri Acquisition Co., LLC	US
Agribusiness Risk Services, LLC	US
American Eagle Underwriting Managers, LLC	US
ARB Acquisition Co. Ltd.	Malta
Assurely Acquisition Co., LLC	US
AUM Intermediate Co, LLC	US
Ayax (UK) Acquisition Co. Ltd	UK
Ayax Specialty S.L.	Spain
Capital Markets Underwriting Limited	UK
Certass Limited	UK
Certass TA Limited	UK
Condor Risk, LLC	US
Corniche Acquisition Co. Ltd.	UK
Corniche Underwriting (EU) Limited	Ireland
1 As of June 30, 2026.

Corniche Underwriting Ltd	UK
Elitium Specialty Limited	UK
Escambron International Holding Corp.	US
Euna Acquisition Co. Ltd.	UK
Euna Underwriting Ltd	UK
Everest RM Acquisition Co. Ltd.	Malta
Gaia Acquisition Co., LLC	US
IECD (SAC) Ltd. Segregated Account SA037	Bermuda
Ignite Specialty Risk Limited	UK
InRev Acquisition Co., LLC	US
InRev, Inc.	US
Ionios New Agency A.E. Kovrilo Limited	Greece UK
Leap Acquisition Co., LLC	US
Leap Holdings, Inc.	US
LRMS Acquisition Co. Ltd.	Malta
LRMS Europe Ltd.	Ireland
LRMS Insurance Services Limited	UK
Lumara Insurance Limited	UK
M2 Acquisition Co. Ltd.	Malta
M2 Insurance Agents SA	Greece
Matrix Acquisition Co. Ltd.	Malta
Mission Holdings Europe Ltd.	Malta
Mission Services Ireland Limited	Ireland
Mission Specialty Risk Managers, LLC	US
Mission UK Series 1 Limited	UK
Mission UK Series 3 Limited	UK
Mission UK Series 4 Limited	UK
Mission UK Series 9 Limited	UK
Mission Underwriting Europe Limited	Ireland
Mission Underwriting Holdings, LLC	US
Mission Underwriting Ireland Limited	Ireland
Mission Underwriting Managers, LLC	US
Mission Underwriting Services Limited	UK
Mission Underwriting Services, LLC	US
Mission Underwriting UK Limited	UK
Mission US Holdings, LLC	US
Mission Worldwide Holdings	Cayman Islands
N.B.S. UK Holdings Limited	UK
NBS Commercial Limited	Ireland
NBS Underwriting Limited	UK
Now Agents Insurance Agents Société Anonyme	Greece
Omega Acquisition Co Ltd.	Canada
Rev Risk Management (Europe) Limited	Ireland
RiskAlliance Acquisition Co. Ltd.	UK
Secure S.A.	Greece
Servicios Profesionales de Suscripción de Riesgos Iberia S.L	Spain
S.E. Consultants Limited	UK
Sproutr Acquisition Co., LLC	US
Sproutr, LLC	US
SSR Acquisition Co. Ltd.	Malta
Talage, Inc. There’s A Way, LLC	US US

Triad Insurance Acquisition Co., LLC	US
Triad Insurance Management & Services Agency, Inc.	US
UBI Acquisition Co. Ltd.	UK
UBI Courtage Limited UBI Services SAS Verde Acquisition Co. Ltd. Verde Risk Management Limited Ventis Specialty Limited	Ireland France UK UK UK
Warranty Services Limited	UK
Woodstar Risk Management, Inc. Yarran Specialty Limited	US UK